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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

The following tabulation presents the calculation of primary and fully diluted earnings per common share for the three-month periods ended March 31, 2001 and 2000:

                                                                        Three Months Ended
                                                                            March 31,
                                                                     2001                2000
                                                                  ----------          ----------
Reported net income ....................................          $  805,090          $  453,937
                                                                  ==========          ==========

Net income on common shares ............................          $  805,090          $  453,937
                                                                  ==========          ==========

Weighted average common shares outstanding - basic .....           4,501,415           4,455,062
                                                                  ==========          ==========

Net income per common share - basic
    Income from continuing operations ..................          $     0.18          $     0.10
                                                                  ==========          ==========

    Net income .........................................          $     0.18          $     0.10
                                                                  ==========          ==========

Weighted average common shares outstanding - diluted ...           4,531,516           4,662,811
                                                                  ==========          ==========

Net income per common share - diluted
    Income from continuing operations ..................          $     0.18          $     0.10
                                                                  ==========          ==========

    Net income .........................................          $     0.18          $     0.10
                                                                  ==========          ==========


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